As filed with the Securities and Exchange Commission on August 11, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

3PAR INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0510671
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4209 Technology Drive

Fremont, CA 94538

(510) 413-5999

(Address of principal executive offices)

2007 EQUITY INCENTIVE PLAN

2007 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

David C. Scott

Chief Executive Officer

3PAR Inc.

4209 Technology Drive

Fremont, CA 94538

(510) 413-5999

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Robert P. Latta, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	Alastair A. Short Ricardo E. Velez 3PAR Inc. 4209 Technology Drive Fremont, CA 94538 (510) 413-5999

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.001 par value:
2007 Equity Incentive Plan	3,052,212 shares	$9.38(2)	$28,629,748.56	$1,597.54
2007 Employee Stock Purchase Plan	1,220,884 shares	$7.98(3)	$ 9,742,654.32	$ 543.65
TOTAL	4,273,096 shares	—	$38,372,402.88	$2,141.19

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2007 Equity Incentive Plan and 2007 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated in accordance with Rules 457(c) and (h) under the Securities Act, solely for the purpose of computing the amount of the registration fee, the average of the high and low sales price of a share of the Registrant’s Common Stock as reported by the New York Stock Exchange on August 7, 2009.
(3)	Estimated in accordance with Rules 457(c) and (h) under the Securities Act, solely for the purpose of computing the amount of the registration fee and is equal to 85% of $9.38, the average of the high and low sales price of a share of the Registrant’s Common Stock as reported by the New York Stock Exchange on August 7, 2009. Pursuant to the 2007 Employee Stock Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the first trading day of the offering period and the last trading day of the purchase period.

3PAR INC.

REGISTRATION STATEMENT ON FORM S-8

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The contents of our Registration Statement on Form S-8 (File No. 333-147632) filed with the SEC on November 27, 2007 and our Registration Statement on Form S-8 (File No. 333-152761) filed with the SEC on August 5, 2008 are incorporated herein by reference.

PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description
5.01	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

10.04*	2007 Equity Incentive Plan.

10.05**	2007 Employee Stock Purchase Plan.

23.01	Consent of Independent Registered Public Accounting Firm.

23.02	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1).

24.01	Power of Attorney (see page II-2).

*	Incorporated by reference to an exhibit with the same number filed with the Registrant’s Quarterly Report on Form 10-Q on November 12, 2008.
**	Incorporated by reference to an exhibit with the same number filed with the Registrant’s Annual Report on Form 10-K on June 12, 2008.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, 3PAR Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 11th day of August, 2009.

3PAR INC.

By:	/s/ David C. Scott
David C. Scott
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Scott and Adriel Lares, jointly and severally, as his attorneys-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David C. Scott	President, Chief Executive Officer and Director (Principal Executive Officer)	August 11, 2009
David C. Scott

/s/ Adriel Lares	Chief Financial Officer (Principal Accounting and Financial Officer)	August 11, 2009
Adriel Lares

/s/ Kevin Fong	Director	August 11, 2009
Kevin Fong

/s/ Mark Jung	Director	August 11, 2009
Mark Jung

/s/ Jeffrey Price	Director	August 11, 2009
Jeffrey Price

/s/ Christopher Paisley	Director	August 11, 2009
Christopher Paisley

/s/ Michael Sheridan	Director	August 11, 2009
Michael Sheridan

/s/ Mark Siegel	Director	August 11, 2009
Mark Siegel

/s/ James Wei	Director	August 11, 2009
James Wei

II-2

INDEX TO EXHIBITS

Exhibit Number	Description
5.01	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

10.04*	2007 Equity Incentive Plan.

10.05**	2007 Employee Stock Purchase Plan.

23.01	Consent of Independent Registered Public Accounting Firm.

23.02	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1).

24.01	Power of Attorney (see page II-2).

*	Incorporated by reference to an exhibit with the same number filed with the Registrant’s Quarterly Report on Form 10-Q on November 12, 2008.
**	Incorporated by reference to an exhibit with the same number filed with the Registrant’s Annual Report on Form 10-K on June 12, 2008.